UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 10, 2014

FUTUREWORLD ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware	000-1273988	81-0562883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	3637 4th Street North, 330 Saint Petersburg, Florida	33704
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (239) 324-0000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement.

On June 03, 2014, FutureWorld Energy, Inc. (“FutureWorld”) entered into a preliminary agreement for a proposed JV (the “Agreement”) with American Green in the distribution of its ZaZZZ robotic dispensaries nationwide under the brand name CaNNaBoX. The partnership will be utilizing both companies' technical background and rapidly expanding relationships in the cannabis market. CaNNaBoX robotic dispensaries are secure delivery and control systems for use in licensed cannabis dispensaries and not "vending machines". Their specific design benefits public safety, governance, dispensaries, and consumers.

The Company intends to work with the American Green to lay out specific marketing partnerships, setting up regional, national and international strategies designed to achieve to 1500 unit deployment. The Top Level Design for the Product and its target platform will be discussed in length in the actual JV Agreement. The Parties agree to make every effort to complete the Product according to the JV Agreement.

General Scope pursuant to the Agreement;

1. The Parties desire to conduct a business operation together.

2.	Each party is willing to make a tangible contribution as an investment to the JV of money to finance the operation, equipment and other assets, securities, Intellectual Property and or other products or services, or a combination thereof.

a) It is agreed that the most desirable form of business for conducting the operation is a Joint Venture to be established for this purpose.

b) Ownership interest by each party in the Joint Venture shall be determined.

c) Contribution by each Party shall be proportional to its ownership interest.

Contributions;

FutureWorld:

1.	Provide and contribute initial marketing cost for the joint development of the medical/recreational marijuana dispensers nationally under CaNNaBoX™ brand.

2. Technical design support for the development, improvements and integration of business applications, if applicable.

3.	Provide limited rights to the Company’s wireless, wireless mesh and other sensor based technologies in order to develop joint applications applicable to the ZaZZZ / CaNNaBoX Machines, if applicable.

4. Sales and marketing of Joint Venture Products regionally, nationally, and internationally.

American Green Corp.:

1.	Provide the Joint Venture limited rights to patents or the particular IP related to the medical/recreational marijuana dispensing Machines (ZaZZZ). This will include any and all patents derived from the initial joint efforts and any future re-development of the medical marijuana dispensers and associated products and services.
2.	Provide Access to Preliminary Source Code for the development of software for the JV products (and access to all future patches or enhancements) and assign limited rights for use of patent to the JV Company for modification and development to enable the development of new applications.

3. Provide Software and Hardware Resources (to be determined), to assist in the development of products and applications.

4. Provide exclusive design and manufacturing services to the JV, internally or externally, required for the Products.

5. Second-line post-sale technical support resources.

6. Post-development technical resources for maintaining and augmenting the dispensaries as needed.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

We issued a press release regarding our Agreement with American Green on June 09, 2014. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Press Release dated June 09, 2014 (furnished herewith).

10.1 JV Agreement dated June 03, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FutureWorld Energy, Inc.

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated:  June 10, 2014